Exhibit 99.2


                                 August __, 1997



Dear Former Shareholder
         of Cemax-Icon, Inc.:

         Effective today, Cemax-Icon, Inc. (the "Company") was merged with CI Acquisition Corp. ("Merger Sub"), a wholly owned subsidiary of Imation Corp. ("Imation"). As a result, your shares of Company common stock ("Common Stock") were converted into the right to receive $5.25 per share and Contingent Payment Rights in accordance with the terms of the Agreement and Plan of Merger, dated May 13, 1997, by and among Imation, Merger Sub and the Company.

         To receive your cash and Contingent Payment Rights, you must properly complete and sign the enclosed Letter of Transmittal and return it, together with the certificate or certificates representing your shares of Common Stock, to the exchange agent, First Trust Company (the "Exchange Agent"), at the address and in accordance with the instructions included with the Letter of Transmittal.

         To ensure prompt action, we suggest that you arrange for registered or certified U.S. Mail delivery, or for insured, private overnight delivery, with return receipt, of the Letter(s) of Transmittal and your stock certificates. You bear the risk of safe delivery of these materials to the Exchange Agent. The Exchange Agent will send you your cash and register your eligibility for your Contingent Payment Rights promptly after receiving your properly completed Letter(s) of Transmittal and Company stock certificates.

         If you have any questions, please call the Exchange Agent at
(612)__________ .

                                        Sincerely,

                                        CEMAX-ICON, INC.


                                        Terry Ross
                                        President and Chief Executive Officer


                                     FORM OF
                              LETTER OF TRANSMITTAL
        To Accompany Certificates Representing Shares of Common Stock of
                                Cemax-Icon, Inc.
             To be Exchanged for Cash and Contingent Payment Rights

                          BY MAIL OR HAND DELIVERY TO:
                     First Trust Company ("Exchange Agent")
                                    [ADDRESS]


                       TO CALL FOR ADDITIONAL INFORMATION:
                              [(612) OR 1-800- - ]

In connection with the merger of Cemax-Icon, Inc. with a wholly owned subsidiary of Imation Corp. effective as of August __, 1997, the undersigned, as registered holder of the stock certificate(s), hereby surrenders the attached certificate(s) in exchange for cash in the amount of $5.25 and a Contingent Payment Right for each share of Common Stock of Cemax-Icon, Inc.

      ALL HOLDERS MUST COMPLETE BOXES A AND D, SIGN THIS TRANSMITTAL LETTER
                         AND ENCLOSE STOCK CERTIFICATES.


     BOX A                        COMMON STOCK

Name & Address of Registered Holder(s):
(Please fill in if blank)
                                                  Certificate(s) Surrendered
                                        Certificate Number(s)           Number of Shares
                                        _____________________        _____________________
                                        _____________________        _____________________
                                        _____________________        _____________________
                                        _____________________        _____________________
                                        _____________________        _____________________
                                        _____________________        _____________________
                                        _____________________        _____________________
                                        _____________________        _____________________
                                        _____________________        _____________________
                                        _____________________        _____________________
                                        Total
                                        _____________________        _____________________


     BOX B                                           BOX C

NAME OTHER THAN REGISTERED HOLDER           SPECIAL DELIVERY INSTRUCTIONS To be
(see instruction 2) To be completed         completed ONLY if the payment
ONLY if the payment check(s) for            check(s) in the name of the
the initial cash payment is (are)           registered holder is (are) to be
to be issued in the name of and             sent to the registered holder at an
sent to someone other than the              address other than the address
registered holder. By completion            shown on the stock records or to
hereof, the registered holder               someone other than the registered
authorizes the Exchange Agent to            holder. By completion hereof, the
issue payment check(s) in the               registered holder authorizes the
name(s) of:                                 Exchange Agent to mail payment
                                            check(s) to:

NAME                                        NAME
___________________________________         ___________________________________
ADDRESS                                     ADDRESS
___________________________________         ___________________________________
TIN#                                        ZIP CODE
___________________________________         ___________________________________


GUARANTEE OF SIGNATURE (see
instruction 2)

NAME OF FIRM
___________________________________
AUTHORIZED
SIGNATURE
___________________________________
DATE
___________________________________


                           IMPORTANT TAX INFORMATION

PLEASE PROVIDE YOUR SOCIAL SECURITY OR OTHER TAX IDENTIFICATION NUMBER ON THIS SUBSTITUTE FORM W-9 AND CERTIFY THEREIN THAT YOU ARE NOT SUBJECT TO BACKUP WITHHOLDING. FAILURE TO DO SO WILL SUBJECT YOU TO 31% FEDERAL INCOME TAX WITHHOLDING FROM YOUR PAYMENT CHECK.

      BOX D                   SUBSTITUTE FORM W-9

Please provide the Taxpayer Identification Number ("TIN") of the person submitting this Letter of Transmittal in the box at right and certify by signing and dating below.

CERTIFICATION - Under penalties of perjury the undersigned hereby certifies the following: (1) The TIN shown above is the correct TIN to be issued, and (2) The person who is submitting this Letter of Transmittal and who is required by law to provide such TIN is not subject to backup withholding because such person has not been notified by the Internal Revenue Service ("IRS") that such person is subject to backup withholding, or because the IRS has notified such person that he or she is no longer subject to backup withholding, or because such person is an exempt payee.



Date:___________________________________________________________________________

SIGN HERE_______________________________________________________________________
                               Signature of Owner

________________________________________________________________________________
                          Signature of Co-Owner, if any

Telephone Number________________________________________________________________


                     INSTRUCTIONS FOR LETTER OF TRANSMITTAL

1.   GENERAL

     The Letter of Transmittal must be properly filled in, dated and signed by the owner(s) of the shares which are surrendered for exchange, and delivered or mailed with the stock certificate(s) for said shares to First Trust Company (the "Exchange Agent"). THE METHOD OF DELIVERY IS AT YOUR OPTION AND RISK, BUT IF SENT BY MAIL, WE SUGGEST INSURED, REGISTERED MAIL, WITH RETURN RECEIPT.

2.   CHECK ISSUANCES

     NO ENDORSEMENT OR TRANSFER TAX STAMPS ARE REQUIRED ON CERTIFICATES SURRENDERED IF THE CHECK IS TO BE ISSUED IN THE SAME NAME AS THAT OF THE REGISTERED HOLDER. If the check is to be issued in a name other than that of the registered holder of the shares surrendered, the surrendered certificate(s) must be endorsed or accompanied by an endorsed stock power and the signature thereon guaranteed by a commercial bank or trust company located in the United States or by a member firm of a national securities exchange or a member of the National Association of Securities Dealers, Inc. A VERIFICATION BY A NOTARY PUBLIC IS NOT ACCEPTABLE.

3.   TAXPAYER IDENTIFICATION NUMBER CERTIFICATION

     You are required to provide the Exchange Agent with a correct Taxpayer Identification Number (TIN) and certification thereof, a form of which is provided on the preceding page hereof. FAILURE TO PROVIDE THE TIN INFORMATION MAY SUBJECT YOU TO A 31% FEDERAL INCOME TAX WITHHOLDING ON ANY CASH PAYMENT MADE TO YOU HEREUNDER.

4.   LOST CERTIFICATES

     If any of your stock certificates are lost, please send the Letter of Transmittal only (without certificates) to the Exchange Agent, indicating which certificate(s) you have, if any. You will need to complete an Affidavit of Loss (provided by the Exchange Agent) and may be required to pay an indemnity bond premium fee in order to receive your payment hereunder.


                                    QUESTIONS

              PLEASE CALL FIRST TRUST COMPANY, AT (612) _________.